Phunware Reports Second Quarter 2025 Financial Results

Delivers Strong First Half with Key Product Milestones and Customer Momentum

Strong Liquidity Powering New Technology Improvements, AI Integration and Corporate Initiatives

AUSTIN, Texas – August 8, 2025 – Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a leader in enterprise cloud solutions for mobile applications, today reported financial results for the second quarter ended June 30, 2025.

Financial Highlights

•
Software subscriptions and services revenue decreased 16% to $0.4 million in Q2 2025, as compared to Q2 2024.
•
Q2 2025 software and subscription bookings totaled $0.6 million.
•
Software subscriptions and services gross margin improved 1,694 basis points to 43.9% in Q2 2025 from 26.9% in Q2 2024.
•
Net loss was $3.1 million for the three months ended June 30, 2025, compared to $2.6 million in the previous year period.
•
Net loss per share improved to ($0.16) per share in Q2 2025, as compared to ($0.32) per share in Q2 2024.
•
Net cash used in operations decreased to $6.8 million for the six months ended June 30, 2025, compared to $8.2 million for the previous year period.

Recent Business Highlights

•
Debuted hospitality AI features to streamline mobile interaction at the 2025 Hospitality Industry Technology Exposition and Conference (HITEC®)
•
Appointed Mr. Jeremy Krol, the Company’s current Chief Operating Officer, as new Interim CEO.

Management Commentary

“The second quarter of 2025 was highlighted by new product innovation and technology expansion with the highly-anticipated introduction of Phunware AI solutions,” said Jeremy Krol, interim CEO of Phunware. "We are proud to showcase and demo our new AI Concierge product feature and Guest Services Agent product feature at HITEC® in Indianapolis. Although still in development, we believe these product features will help hoteliers unlock additional revenue by utilizing AI in their hospitality applications."

“A release of Map Editor 3.0 provided customers with significant platform upgrades and marks the largest update to our Multiscreen-as-a-Service platform to date. We also deployed 6 updates across our Support & Maintenance mobile applications to improve performance and security across customer installations.

"Second quarter software subscriptions and services revenues of $0.4 million and gross margin of 43.9% were mainly driven by recurring revenue from our existing customers. Software bookings for the second quarter were $0.6 million, all of which represented new customer logos for the Company, as we accelerate our pipeline and simultaneously shorten the sales cycle. We currently have four new customers in development and on track to launch next quarter in the hospitality and healthcare industries.

“Last month, I had the privilege of stepping into the role of Interim CEO after serving as Chief Operating Officer (COO) and fractional COO over the past year. We remain committed to advancing our investment in AI. In the months ahead, we’ll be engaging with existing customers to launch pilot testing programs for our AI Personal Concierge, while also continuing internal development and testing of our Guest Services Agent feature. As we look ahead, our focus is firmly on strengthening our business and sales initiatives around our existing products, where we’re seeing strong momentum—particularly following the success of HITEC. Lastly, Phunware continues to have ample liquidity. In the coming months, I will be working with our board on the deployment of capital for organic and inorganic growth," concluded Krol.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest expense (income), income tax expense, depreciation, and further adjusted for non-cash impairment, valuation adjustments and stock-based compensation expense. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET LOSS TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net loss	$(3,144)	$(2,631)	$(6,867)	$(4,923)
Add back: Depreciation	4	4	8	8
Add back: Interest expense	5	8	14	116
Less: Interest income	(1,094)	(239)	(2,213)	(379)
EBITDA	(4,229)	(2,858)	(9,058)	(5,178)
Add back: Stock-based compensation	118	660	204	1,290
Less: Gain on extinguishment of debt	-	-	-	(535)
Adjusted EBITDA	$(4,111)	$(2,198)	$(8,854)	$(4,423)

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com. To better understand and leverage generative AI and Phunware’s mobile app technologies, visit ai.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware is using forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us

Phunware Media Contact:
Joe McGurk, Managing Director
917-259-6895
PHUN@mzgroup.us

Phunware, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

	June 30,	December 31,
	2025	2024
Assets:	(Unaudited)
Current assets:
Cash and cash equivalents	$106,264	$112,974
Accounts receivable, net of allowance for credit losses of $239 and $166 as of June 30, 2025 and December 31, 2024, respectively	379	276
Digital currencies	108	103
Prepaid expenses and other current assets	456	406
Total current assets	107,207	113,759
Non-current assets:
Property and equipment, net	16	24
Right-of-use asset, net	699	840
Other assets	158	158
Total non-current assets	873	1,022
Total assets	$108,080	$114,781

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,573	$3,754
Accrued expenses	176	148
Deferred revenue	885	1,034
Lease liability	327	313
PhunCoin subscription payable	1,202	1,202
Total current liabilities	6,163	6,451
Deferred revenue	864	528
Lease liability	453	619
Total noncurrent liabilities	1,317	1,147
Total liabilities	7,480	7,598
Commitments and contingencies	-	-
Stockholders' equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 20,183,043 shares issued and 20,172,913 shares outstanding as of June 30, 2025 and 20,166,665 shares issued and 20,156,535 shares outstanding as of December 31, 2024	2	2
Treasury stock	(502)	(502)
Additional paid-in capital	421,287	421,003
Accumulated deficit	(320,187)	(313,320)
Total stockholders' equity	100,600	107,183
Total liabilities and stockholders' equity	$108,080	$114,781

Phunware, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net revenues	$455	$1,011	$1,143	$1,932
Cost of revenues	265	541	594	938
Gross profit	190	470	549	994
Operating expenses:
Sales and marketing	690	609	1,586	1,052
General and administrative	2,790	2,299	6,254	4,770
Research and development	970	496	1,783	980
Total operating expenses	4,450	3,404	9,623	6,802
Operating loss	(4,260)	(2,934)	(9,074)	(5,808)
Other income (expense):
Interest expense	(5)	(8)	(14)	(116)
Interest income	1,094	239	2,213	379
Gain on extinguishment of debt	-	-	-	535
Other income, net	27	72	8	87
Total other income	1,116	303	2,207	885
Loss before taxes	(3,144)	(2,631)	(6,867)	(4,923)
Income tax expense	-	-	-	-
Net loss	(3,144)	(2,631)	(6,867)	(4,923)
Net loss per share, basic and diluted	$(0.16)	$(0.32)	$(0.34)	$(0.65)
Weighted-average shares used to compute net loss per share, basic & diluted	20,171,639	8,299,323	20,170,639	7,581,774

Phunware, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Operating activities
Net loss	$(6,867)	$(4,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	-	(535)
Stock-based compensation	204	1,290
Other adjustments	193	434
Changes in operating assets and liabilities:
Accounts receivable	(126)	(422)
Prepaid expenses and other assets	(50)	81
Accounts payable and accrued expenses	(153)	(3,158)
Lease liability payments	(178)	(373)
Deferred revenue	187	(422)
Net cash used in operating activities from continued operations	(6,790)	(8,028)
Net cash used in operating activities from discontinued operations	-	(177)
Net cash used in operating activities	(6,790)	(8,205)
Investing activities
Net cash for investing activities	-	-
Financing activities
Proceeds from sales of common stock, net of issuance costs	80	24,640
Net cash provided by financing activities	80	24,640

Net (decrease) increase in cash and cash equivalents	(6,710)	16,435
Cash and cash equivalents at the beginning of the period	112,974	3,934
Cash and cash equivalents at the end of the period	$106,264	$20,369

Supplemental disclosure of cash flow information
Interest paid	$14	$12
Income taxes paid	$21	$40
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note	$-	$4,505
Issuance of common stock for payment of bonuses and consulting fees	$-	$35